Exhibit 10.8

FOURTH AMENDMENT TO WARRANT

This FOURTH AMENDMENT TO WARRANT (this “Fourth Amendment”) is dated and effective as of August 7, 2017 by and between General Moly, Inc., a Delaware corporation (the “Company”), and Amer International Group Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (the “Holder”).

RECITALS

WHEREAS, in connection with that certain Investment and Securities Purchase Agreement dated as of April 17, 2015, as amended by Amendment No. 1 dated as of November 2, 2015, and as amended by Amendment No. 2 dated as of June 16, 2017, by and between the Company and the Holder (the “Securities Purchase Agreement”), the Company issued to the Holder a Warrant dated November 24, 2015 (the “Warrant”), pursuant to which the Company granted to the Holder the right to subscribe to and purchase certain shares of the Company’s stock under the terms and subject to the conditions set forth therein;

WHEREAS, the Company and Holder entered into the First Amendment to Warrant on April 17, 2017;

WHEREAS, the Company and Holder entered into the Second Amendment to Warrant on June 16, 2017;

WHEREAS, the Company and Holder entered into the Third Amendment to Warrant on July 16, 2017; and

WHEREAS, the Company and the Holder desire to further amend certain provisions of the Warrant as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder agree as follows:

I.  FOURTH AMENDMENT TO WARRANT

The first paragraph of the Warrant is hereby further amended and restated to read in its entirety as follows:

“THIS CERTIFIES THAT, FOR VALUE RECEIVED AS OF NOVEMBER 24, 2015 (the “Issuance Date”), Amer International Group Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China, or its registered assign(s) (the “Holder”) is entitled to purchase from General Moly, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions set forth in this Warrant (this “Warrant”), EIGHTY MILLION (80,000,000) duly authorized, validly issued, fully paid and nonassessable shares of common stock (“Common Stock”), of the Company, at any time commencing on the date the Company first draws down funds under the Loan (the

“Commencement Date”), and expiring at 5:00 p.m., Denver, Colorado time, on the earlier of (a) the sixty (60) month anniversary of the Commencement Date or (b) the third (3rd) year anniversary of the re-issuance of the Record of Decision from the Bureau of Land Management concerning the Mt. Hope Project, if the Loan Agreement has not been executed by such date (the “Expiration Time”). The price for each share of Common Stock purchased hereunder (as may be adjusted as set forth herein, collectively the “Warrant Shares”) is $0.50 per share until expiration of this Warrant (as adjusted as set forth herein, the “Purchase Price”).”

II.  MISCELLANEOUS

(a)                                 Entire Agreement. The terms and conditions of this Fourth Amendment shall be incorporated by reference in the Warrant as though set forth in full in the Warrant. In the event of any inconsistency between the provisions of this Fourth Amendment and any other provision of the Warrant, the terms and provisions of this Fourth Amendment shall govern and control. Except to the extent specifically amended or superseded by the terms of this Fourth Amendment, all of the provisions of the Warrant shall remain in full force and effect to the extent in effect on the date of this Fourth Amendment. The Warrant, as modified by this Fourth Amendment, constitutes the complete agreement among the parties and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect to the subject matter of the Warrant.

(b)                                 Headings.  Section headings used in this Fourth Amendment are for convenience of reference only, are not part of this Fourth Amendment, and are not to be taken into consideration in interpreting this Fourth Amendment.

(c)                                  Recitals.  The recitals set forth at the beginning of this Fourth Amendment are true and correct, and such recitals are incorporated into and are a part of this Fourth Amendment.

(d)                                 Governing Law.  This Fourth Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(e)                                  Effect. Upon the effectiveness of this Fourth Amendment, from and after the date of this Fourth Amendment, each reference in the Warrant to “this Warrant,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to the Warrant as amended by this Fourth Amendment.

(f)                                   No Novation. Except as expressly provided in Section I above, the execution, delivery, and effectiveness of this Fourth Amendment shall not (a) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of the Holder under the Warrant, (b) constitute a waiver of any provision in the Warrant, or (c) alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Warrant, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(g)                                  Counterparts.  This Fourth Amendment may be executed in counterparts and via facsimile or other similar electronic transmission, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company and the Holder have each caused this Fourth Amendment to be duly executed, manually or in facsimile, by the undersigned thereunto duly authorized.

GENERAL MOLY, INC.

By:	/s/ Bruce D. Hansen

Name:	Bruce D. Hansen

Title:	Chief Executive Officer

AMER INTERNATIONAL GROUP CO., LTD.

By:	/s/ Wenyin Wang

Name:	Wenyin Wang

Title:	Chairman